January 18, 2002


SVB Financial Services, Inc.
70 East Main Street
Somerville, New Jersey 08876

Re:            SVB Financial Services, Inc.
               2001 Advisory Board Stock Grant Plan

Ladies and Gentlemen:

               We refer you to the proposed Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1993, of SVB Financial Services, Inc. (the "Company") pertaining to the grant by the Company of up to 5,000 shares of the Company's Common Stock, $2.09 par value (the "Common Shares") pursuant to grants made by the Company from time to time under the Company's 2001 Advisory Board Stock Grant Plan (the "Plan").

               We have acted as counsel to the Company in connection with the Registration Statement. In such capacity, we have examined the Registration Statement, copies of the Company's Certificate of Incorporation and amendments thereto, the Plan, certificates of officers of the Company and of public officials and such other corporate records and documents as we have deemed necessary in order to express the opinion set forth below.

               Based upon the foregoing examination, it is our opinion that upon the issuance of certificates evidencing the Common Shares and delivery thereof under the Plan from time to time, and upon satisfaction of all other conditions, if any, applicable to such issuance, then the Common Shares shall be validly issued, fully paid and nonassessable.

               We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm in the prospectus included in such Registration Statement under the heading "Legal Matters."


                                        Very truly yours,

                                        /s/ Norris, McLaughlin & Marcus, P.A.
                                        -------------------------------------
                                        NORRIS, McLAUGHLIN & MARCUS, P.A.


                                        /s/ Peter D. Hutcheon
                                        ---------------------
                                        PETER D. HUTCHEON,
                                        A Member of the Firm

PDH: